UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

Federal Signal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

(630) 954-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective May 28, 2013, Braden Waverley will no longer serve as Interim Chief Financial Officer of Federal Signal Corporation (the “Company”) but will remain available to assist with the transition of duties.

(c) The Company appointed Brian S. Cooper, 56, as the Company’s Senior Vice President and Chief Financial Officer effective May 28, 2013. Most recently, beginning in April 2009, Mr. Cooper has served as Chief Financial Officer of Westell Technologies, Inc. (NASDAQ: WSTL). From November 2007 to March 2009, he served as Chief Financial Officer and Treasurer of Fellowes, Inc. Mr. Cooper earned a B.A. from Davidson College in Davidson, NC and an M.B.A. from the University of Chicago, Booth School of Business.

(e) In connection with Mr. Cooper’s appointment, the Company and Mr. Cooper executed an employment offer letter (the “Employment Letter”) setting forth the terms of Mr. Cooper’s employment. The following summary is qualified in its entirety by reference to the full and complete terms of the Employment Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Annual Base Salary: Mr. Cooper will be paid an annual base salary of $320,000. Mr. Cooper will be eligible for a merit-based annual salary increase beginning in March 2014.

Short-Term Incentive Bonus: Mr. Cooper will be provided an opportunity to earn an annual cash incentive bonus under the Company’s Short-Term Incentive Bonus Plan. For 2013, Mr. Cooper’s annual cash incentive bonus target has been set at 60% of his annual base salary with a maximum bonus potential of 120% of his base salary. Any bonus payable to Mr. Cooper for his 2013 service to the Company will be pro-rated to reflect the term of his actual employment with the Company during 2013.

Long-Term Incentive Bonus: Subject to approval of the Compensation and Benefits Committee, Mr. Cooper will be eligible for a $308,000 equity grant on the latter of his first day of employment or the day that long-term incentive grants are issued to eligible executives. This grant will be split evenly between performance-based restricted stock units and stock options.

Executive General Severance: Mr. Cooper will be eligible under the Company’s Executive General Severance Plan to receive a severance payment in the event of an involuntary termination of Mr. Cooper’s employment without “Cause” or voluntary termination with “Good Reason,” as such terms are defined in the Plan. Mr. Cooper’s severance benefits in the event of such a termination will be those provided to Tier I executives.

Termination and Severance Upon a Change-in-Control: Mr. Cooper is eligible to enter into an Executive Change-in-Control Severance Agreement with the Company consistent with the agreements executed with the Company’s other named executive officers that provide for certain payments in the event of a “Change-in-Control” of the Company and a qualifying termination.

Other Benefits: Mr. Cooper’s compensation package also includes a monthly car allowance, eligibility to participate in the Company’s non-qualified Savings Restoration Plan and eligibility to participate in the Company’s standard benefits package including group health benefits, 401(k) plan and other benefits.

A copy of the Company’s press release announcing these matters is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference.

In accordance with the Instruction to Item 5.02(c) of Form 8-K, the filing of this Form 8-K has been delayed until the date of the public announcement of the events described herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Letter executed April 10, 2013 between the Company and Mr. Cooper.

99.1	Press Release, dated April 12, 2013, announcing the appointment of Brian S. Cooper as Senior Vice President and Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: April 12, 2013	By:	/s/ Jennifer L. Sherman
Senior Vice President, General Counsel & Chief Administrative Officer